UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On August 16, 2023, Michael Derby resigned from the Board of Directors of PaxMedica, Inc. (the “Company”) effective August 21, 2023.

On such effective date, Howard J. Weisman, the Company’s Chief Executive Officer, will also be appointed Chairman of the Board, and current director Charles Casamento will be appointed as Lead Independent Director.

Executive Officer Changes

On August 16, 2023, and in each case effective August 21, 2023:

•	Mr. Derby also resigned from his executive position as Executive Chairman of the Board of the Company.
•	Zachary Rome resigned from his position as Chief Operating Officer of the Company, but will remain on the Board of Directors of the Company.
•	Stephen D. Sheldon, the Company’s current Chief Financial Officer, was also appointed as Chief Operating Officer of the Company

On August 16, 2023, the Company issued a press release with respect to the foregoing and other matters. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: August 16, 2023